Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Cadence Design Systems, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-204278, 333-197579, 333-195771, 333-194102, 333-188452, 333-188449, 333‑184595, 333‑174200, 333‑174201, 333‑174202, 333‑159486, 333‑150948, 333‑149877, 333‑145891, 333‑144972, 333‑135003, 333‑132754, 333‑132753, 333‑124025, 333‑119335, 333‑116681, 333‑115351, 333‑115349, 333‑108251, 333‑105492, 333‑105481, 333‑104720, 333‑103657, 333‑103250, 333‑102648, 333‑101693, 333‑88390, 333‑87674, 333‑85080, 333‑82044, 333‑75874, 333‑65116, 333‑56898, 333‑33330, 333‑93609, 333‑85591, 333‑69589, 333‑71717, 333‑65529, 333‑61029, 333‑34599, 333‑27109 and 333‑18963) on Form S‑8 and (Nos. 333-198952 and 333-205884) on Form S-3 of Cadence Design Systems, Inc. of our report dated February 18, 2016, with respect to the consolidated balance sheets of Cadence Design Systems, Inc. and subsidiaries as of January 2, 2016 and January 3, 2015, and the related consolidated statements of income, comprehensive income, stockholders’ equity and cash flows for each of the years in the three‑year period ended January 2, 2016, and the effectiveness of internal control over financial reporting as of January 2, 2016, which report appears in the January 2, 2016 annual report on Form 10‑K of Cadence Design Systems, Inc.
Our report refers to a change in the presentation of deferred income taxes.

/s/ KPMG LLP
Santa Clara, California
February 18, 2016